UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AdaptHealth Corp.

(Name of Registrant as Specified In Its Charter)

N/A

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 27, 2021

Dear Stockholders of AdaptHealth Corp.:

You are cordially invited to attend the Annual Meeting of Stockholders of AdaptHealth Corp. The meeting will be held on July 27, 2021 at 10:30 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AHCO2021. We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this notice:

(1)	To elect four Class II directors for a three-year term;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
(3)	To approve the amendment and restatement of our Second Amended and Restated Certificate of Incorporation;
(4)	To approve the amendment and restatement of the 2019 Stock Incentive Plan; and
(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the Annual Meeting is June 22, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The proxy statement, form of proxy and our Annual Report on Form 10-K (as amended) for the year ended December 31, 2020 are being mailed or otherwise distributed to our stockholders on or about July __, 2021.

By Order of the Board of Directors
/s/ Christopher Joyce
Christopher Joyce
Secretary

July __, 2021

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in your proxy materials.

ADAPTHEALTH CORP.

220 WEST GERMANTOWN PIKE SUITE 250

PLYMOUTH MEETING, PA

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

July 27, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

Our board of directors is soliciting proxies for our 2021 Annual Meeting of Stockholders, or the Annual Meeting, to be held on July 27, 2021 at 10:30 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AHCO2021.

This proxy statement, our Annual Report on Form 10-K (as amended) for the year ended December 31, 2020, and a form of proxy relating to the Annual Meeting are being mailed or otherwise distributed to our stockholders on or about July [●], 2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on July 27, 2021: This proxy statement, our Annual Report on Form 10-K (as amended) for the year ended December 31, 2020, and a form of proxy relating to the Annual Meeting are available at: https://www.adapthealth.com/investor-relations.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive these materials?

We have sent you these proxy materials because the board of directors (the “board”) of AdaptHealth Corp. (the “Company”) is soliciting your proxy to vote at our Annual Meeting of Stockholders on July 27, 2021 (the “Annual Meeting”). These proxy materials contain information about the items being voted on at the Annual Meeting and information about us.

How can I attend and participate in the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AHCO2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction card. The Annual Meeting will begin promptly at 10:30 a.m. Eastern Time on July 27, 2021. We encourage you to access the virtual meeting website prior to the start time.

What if I have technical difficulties or trouble accessing the virtual meeting website?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website login page.

Who is entitled to vote?

The record date for the Annual Meeting is June 22, 2021. This means that holders of our Class A Common Stock or our Class B Common Stock on such date are entitled to vote at the Annual Meeting. As of June 22, 2021, there were 129,362,344 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, consisting of 129,362,344 shares of Class A Common Stock and 0 shares of Class B Common Stock.

How many votes do I have?	Each share of our Class A Common Stock and Class B Common Stock is entitled to one vote on each matter properly submitted for stockholder action at the Annual Meeting.
What am I voting on?	You will be voting on the following:

•

To elect to the board of directors the four nominees named in this proxy statement who have been nominated by the board of directors to continue to serve as Class II directors and whose current terms will expire at the Annual Meeting;

•

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021;

•

To approve the amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation; and

•

To approve the amendment and restatement of the Company’s 2019 Stock Incentive Plan.

How do I vote?	You may vote in the following ways:

•

At the Annual Meeting: You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/AHCO2021. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

•

By Telephone or Internet: If you hold your shares in street name or in an account at a brokerage firm or bank, you may be able to vote your shares by telephone or over the Internet. Please follow the instructions on your proxy or voting instruction card.

• By Mail: You may vote by marking, dating and signing your proxy card and promptly returning it by mail in the enclosed envelope.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” the election of the Class II nominees and “FOR” Proposals 2, 3 and 4.

How do I change or revoke my proxy?

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting electronically.

What does it mean if I receive more than one proxy or voting instruction card?	It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.
What constitutes a quorum?

Any number of stockholders, together holding at least a majority in voting power of the capital stock of the Company issued and outstanding and generally entitled to vote in the election of directors, present or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business. Abstentions and “broker non-votes” are counted as shares “present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when shares held of record by a bank, broker or other holder of record for a beneficial owner are deemed present at the meeting for purposes of a quorum but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular matter under the applicable rules of the Nasdaq Stock Market and has not received voting instructions from the beneficial owner.

What vote is required in order to approve Proposals 1, 2, 3 and 4?

Proposal 1 (Election of Directors): The four nominees named in this proxy statement who have been nominated by the board of directors to continue to serve as Class II directors will be elected to the Class II directorships by plurality vote. This means that the four nominees with the most votes cast in their favor will be elected to the Class II directorships. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If you do not want to vote your shares for a nominee, you may indicate that in the space provided on the proxy card or the voting instruction card or withhold authority as prompted during telephone or Internet voting. In the unanticipated event that a director nominee is unable or declines to serve, the proxy will be voted for such other person as shall be designated by the board of directors to replace the nominee, or in lieu thereof, the board may reduce the number of directors.

Proposal 2 (Ratification of Appointment of KPMG LLP): This proposal requires the affirmative vote of a majority of the votes cast by the holders of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Proposal 3 (Amendment and Restatement of the Second Amended and Restated Certificate of Incorporation): This proposal requires the affirmative vote of holders of at least the majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes will have the effect of votes against the proposal.

Proposal 4 (Amendment and Restatement of the 2019 Stock Incentive Plan): This proposal requires the affirmative vote of a majority of the votes cast by the holders of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 4. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

May my broker vote my shares?

Brokers may no longer use discretionary authority to vote shares on the election of directors or non-routine matters if they have not received instructions from their clients. It is important, therefore, that you cast your vote if you want it to count in the election of directors (Proposal 1), the approval of the amendment and restatement of the Second Amended and Restated Certificate of Incorporation (Proposal 3) and the approval of the amendment and restatement of the 2019 Stock Incentive Plan (Proposal 4). Your broker has the authority to exercise discretion with respect to ratification of appointment of KPMG LLP (Proposal 2) if it has not received your instructions for that proposal because that matter is treated as routine under applicable rules.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Annual Meeting other than those set forth in this proxy statement. If any other business is properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter in their sole discretion. In accordance with our bylaws, no business (other than the election of the four Class II nominees, Proposal 2, Proposal 3 or Proposal 4) may be brought before the Annual Meeting, or any adjournment or postponement thereof, unless such business is brought by or at the direction of the board or a committee of the board.

Who will count the votes?	Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on July 27, 2021

The 2021 Proxy Statement, a form of proxy and the Company’s Annual Report on Form 10-K (as amended) for the year ended December 31, 2020 are available at: https://www.adapthealth.com/investor-relations.

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this proxy statement to:

●	“AeroCare Merger Agreement” are to the merger agreement, dated as of December 1, 2020, by and between the Company, AH Apollo Merger Sub Inc., AH Apollo Merger Sub II, Inc., AeroCare Holdings, Inc. and Peloton Equity, LLC;
●	“AdaptHealth Holdings” are to AdaptHealth Holdings LLC;
●	“AdaptHealth Holdings LLC Agreement” are to the Fifth Amended and Restated Limited Liability Company Agreement of AdaptHealth Holdings, dated as of November 8, 2019, by and among the Company, AdaptHealth Holdings, and the other parties thereto;
●	“AdaptHealth Units” are to the common units representing limited liability company interests in AdaptHealth Holdings;
●	“BlueMountain” are to BlueMountain Capital Management LLC and its affiliates, collectively;
●	“BlueMountain Entities” are to BlueMountain Summit Opportunities Fund II (US) L.P., BMSB L.P., BlueMountain Foinaven Master Fund L.P. and BlueMountain Fursan Fund L.P., collectively;
●	“BlueMountain Board Designee Rights Letter Agreement” are to the letter agreement, dated as of November 8, 2019, by and between the Company, AdaptHealth Holdings and the BlueMountain Entities;
●	“BM Blocker” are to BM AH Holdings, LLC;
●	“BM Notes” are to the promissory notes made by AdaptHealth Holdings to the BlueMountain Entities (or their permitted transferees), collectively;
●	“Business Combination” are to the transactions contemplated by the Agreement and Plan of Merger, dated July 8, 2019 and as amended on October 15, 2019, by and between AdaptHealth Holdings and DFB Healthcare Acquisitions Corp.;
●	“Class A Common Stock” are to our Class A Common Stock, par value $0.0001 per share;
●	“Class B Common Stock” are to our Class B Common Stock, par value $0.0001 per share;
●	“Closing” are to the closing of the Business Combination;
●	“Common Stock” are to our Class A Common Stock and Class B Common Stock, collectively;
●	“Deerfield” are to Deerfield Private Design Fund IV, L.P.;
●	“Deerfield Subscription Agreement” are to the Amended and Restated Subscription Agreement, dated as of October 15, 2019, among DFB, Deerfield and RAB Ventures (DFB) LLC;
●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
●	“management” or our “management team” are to our officers and directors;
●	“OEP” are to One Equity Partners VII, L.P. and its affiliates, collectively;

●	“OEP Investment Agreement” are to the investment agreement, dated as of May 25, 2020, by and between the Company, OEP AHCO Investment Holdings, LLC and solely for purposes of Section 3.10 thereof, OEP;
●	“Securities Act” are to the Securities Act of 1933, as amended; and
●	“Subscription Agreement” are to the Amended and Restated Subscription Agreement, dated as of October 15, 2019, among DFB, Deerfield and RAB Ventures (DFB) LLC.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our board of directors is divided into three staggered classes of directors, designated Class I, Class II and Class III, with each class having a three-year term. Vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are four directors in Class II whose term of office expires in 2021. Each of the nominees for election to Class II, Messrs. Terence Connors, Ted Lundberg, Joshua Parnes and David Williams III, has been recommended by the nominating and governance committee of the board of directors for election and nominated by the board of directors for election at the Annual Meeting and is currently a member of our board of directors. If re-elected at the Annual Meeting, each of these nominees would serve until our 2024 annual meeting of stockholders and until his successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election for a Three-Year Term Expiring at the 2024 Annual Meeting—Class II

The following table sets forth the name, age and position of each of our nominees as of June 15, 2021:

Name	Age	Position
Terence Connors	66	Director
Ted Lundberg	46	Director
Joshua Parnes	43	President, Director
David Williams III	48	Director

The following is biographical information as of June 15, 2021 for our nominees:

Terence Connors has served on our board of directors since the closing of the Business Combination. Mr. Connors currently serves as board member and audit committee chairman of FS Credit Real Estate Income Trust, Inc. and Suburban Propane Partners L.P. (NYSE) and previously served as board member and audit committee chairman of Cardone Industries, Inc., a privately-held automotive aftermarket parts remanufacturer. After a nearly 40-year career with two international public accounting firms, he retired from KPMG LLP in 2015, where he held the positions of Professional Practice Partner and SEC Reviewing Partner. He was also a member of KPMG’s Board of Directors from 2011 to 2015 and chaired the Audit, Finance & Operations Committee. Mr. Connors has worked with numerous public and private companies, including Fortune 500 companies, as a senior audit and global lead partner. Mr. Connors served 14 years on the board of the Philadelphia Chapter of the National Association of Corporate Directors (NACD), including as Chairman and President. He is a graduate of LaSalle University with a bachelor’s degree in Accounting.

Ted Lundberg has served on our board of directors since February 2021. Mr. Lundberg is a Founding Partner at Peloton Equity, LLC. Peloton Equity is a private equity firm that focuses on investing in growing healthcare companies. He previously worked at Ferrer Freeman & Company and prior to that, Donaldson, Lufkin and Jenrette. Mr. Lundberg currently serves on the boards of Arcadia Solutions, Inc. HPOne, Inc., Friday Health Plans, Inc., ClearSky Health, Inc., Aerosafe Global, Inc. and IDX, Inc. Mr. Lundberg holds a B.A. degree from Princeton University.

Joshua Parnes joined AdaptHealth Holdings in 2013 with the acquisition of Ocean Home Health and was appointed President of AdaptHealth Holdings in August 2017. Mr. Parnes has served on our board of directors since the closing of the Business Combination. Mr. Parnes is an HME entrepreneur building Ocean Home Health from a startup into a Tech focused HME and Diabetes provider and has over 16 years of operating experience in the home medical equipment industry. Josh focuses on Technology, Strategy and Operations.

David S. Williams III has served on our board of directors since July 2020. Mr. Williams is currently co-founder and CEO of Care3, a leading technology platform that uses real-world data to drive healthcare interactions and interventions to improve patient outcomes and reduce costs of care delivered in the home and community. Care3 is inspired by Mr. Williams’s experience caring for his mother prior to her passing and his special needs son. Prior to Care3, Mr. Williams was Co-Founder and CEO of InvolveCare, a mobile task crowdsourcing application for family caregivers. InvolveCare was acquired into Aetna’s enterprise technology suite after only fourteen months in operation. Mr. Williams previously was a Founding Executive of PatientsLikeMe, the world’s first and leading consumer health data sharing platform. He has also held corporate leadership positions at Aetna, Eli Lilly and Company and Deloitte. Mr. Williams is a 2013 Henry Crown Fellow and a 2018 Braddock Fellow of The Aspen Institute and a member of the Aspen Global Leadership Network. Mr. Williams earned a BS in Economics and Entrepreneurial Management from The Wharton School of the University of Pennsylvania and an MBA in Digital Strategy with a certificate in Corporate Governance from the UCLA Anderson School of Management.

If a quorum is present and voting at the Annual Meeting, the nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2022 Annual Meeting—Class III

The following table sets forth the name, age and position of each of our Class III directors as of June 15, 2021:

Name	Age	Position
Bradley Coppens	39	Director
Dr. Susan Weaver	60	Director
Dale Wolf	67	Director

The following is biographical information as of June 15, 2021 for our Class III directors:

Brad Coppens has served on our board of directors since July 2020. Mr. Coppens is a Senior Managing Director of InTandem Capital. Before joining InTandem, he was a Senior Managing Director at One Equity Partners. Mr. Coppens has focused principally in the healthcare industry and has worked on numerous investments in both the healthcare and technology-enabled services industries. From 2012 to 2014, Brad lived in São Paulo, Brazil and led One Equity Partners’ prior investing efforts in the region. In addition to AdaptHealth, Mr. Coppens has served as a member of the boards of directors of American Medical Technologies, Ernest Health, OneLink, ResultsCX, Allied, Cless Cosméticos, Portal de Documentos, Prodigy Health Group, RestorixHealth, Simplura Health Group, Systagenix Wound Management, Unicoba, Wow! Nutrition and X-Rite. Mr. Coppens was also deeply involved in One Equity Partners’ investments in ArthroCare and Wright Medical. Prior to One Equity Partners, Mr. Coppens worked in the investment banking division of JPMorgan in the mergers and acquisitions group where he focused on healthcare and various other industries. Mr. Coppens is actively involved in a number of non-profit organizations and serves as a board member of The TEAK Fellowship. Mr. Coppens received his B.B.A. from the Stephen M. Ross School of Business at the University of Michigan, where he graduated with high distinction.

Susan Weaver, M.D. has served on our board of directors since November 2019. She is the Chief Executive Officer and President of Kepro, a medical management company that facilitates care for vulnerable populations on behalf of state and federal clients. She previously served as the Chief Executive Officer of C 3 HealthcareRX and as the Founder and President of Transformation Health Partners, LLC. Dr. Weaver also served as the Chief Medical Officer for Blue Cross Blue Shield of North Carolina from 2014 to 2015 after serving as the Vice President, Health Delivery Redesign from 2012 to early 2014. Prior to joining Blue Cross Blue Shield of North Carolina, Dr. Weaver served in various leadership roles at WakeMed Health & Hospitals including Executive Vice President, Medical Affairs. Dr. Weaver also previously served as an Executive Director and Physician and founding member for Alliance Medical

Ministry, a 501(c)(3) providing medical care to the working uninsured of Wake County, North Carolina. She holds an M.D. from Duke University School of Medicine and a B.S. in Psychology from Duke University.

Dale Wolf has served on our board of directors since the closing of the Business Combination. Mr. Wolf has served as a member of the board of directors of Molina Healthcare, Inc. since 2013 and as chairman of the board since 2017. Mr. Wolf served as the President and Chief Executive Officer of Onecall Care Management Inc. from January 2016 to February 2019 and as executive chairman from September 2015 to January 2016. Mr. Wolf served as the President and Chief Executive Officer of DBW Healthcare, Inc. from January 2014 to June 2018. Mr. Wolf served as the executive chairman of Correctional Healthcare Companies, Inc., a national provider of correctional health care solutions, from December 2012 to July 2014. From 2005 to 2009, Mr. Wolf served as Chief Executive Officer of Coventry Health Care, Inc., a diversified national health care company, and served as the Executive Vice President, Chief Financial Officer and Treasurer of Coventry Health Care, Inc. from 1996 to 2005. Mr. Wolf was also a member of the boards of directors of Correctional Healthcare Companies, Inc. from 2012 to 2014, Coventry Healthcare, Inc. from 2005 to 2009 and Catalyst Health Solutions, Inc. from 2003 to 2012. Mr. Wolf graduated from Eastern Nazarene College with a Bachelor of Arts degree in Mathematics, with honors, and from the MIT Sloan School Senior Executive Program. He has also been a fellow in the Society of Actuaries since 1979.

Directors Continuing in Office Until the 2023 Annual Meeting—Class I

The following table sets forth the name, age and position of each of our Class I directors as of June 15, 2021:

Name	Age	Position
Richard Barasch	67	Chairman of the Board
Stephen Griggs	63	Chief Executive Officer, Director
Alan Quasha	71	Director

Richard Barasch has served as our Chairman since our formation and served as the President and Chief Executive Officer of DFB from our formation to the closing of the Business Combination. Mr. Barasch was Chief Executive Officer of Universal American Corp., a publicly-traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American’s acquisition by WellCare Health Plans in May 2017. Mr. Barasch has developed an extensive network of contacts throughout the healthcare industry and speaks regularly at industry conferences as a healthcare services expert. He is currently Executive Chairman of DFP Healthcare Acquisitions Corp and Deerfield Healthcare Technology Acquisitions Corp. He serves on the Board of Advisors of the Health Policy and Management program at the Columbia University School of Public Health and the Brown School of Public Health. He also serves on the Board of Trustees of the Maimonides Medical Center in Brooklyn, New York. Mr. Barasch graduated from Swarthmore College and Columbia University Law School.

Stephen Griggs joined the Company as Co-Chief Executive Officer in February 2021 and became Chief Executive Officer in June 2021. Mr. Griggs practiced as a CPA with a prominent accounting firm located in Orlando, Florida. From there, Mr. Griggs became the controller for a large tourist and entertainment conglomerate located in Orlando. While at that position, Mr. Griggs was in charge of the financial turnaround strategy designed to improve profitability and position the company for sale. Mr. Griggs left this position to become the Chief Financial Officer of Rotech Medical Corporation, a publicly held company. He was promoted to Chief Operating Officer and later was promoted to President. After leaving Rotech, Mr. Griggs was one of the founders of Nexus Group, Inc. and is one of its principals and Managing Directors. Nexus Group provides advisory services in the area of mergers and acquisitions. In November of 2000, Mr. Griggs formed AeroCare. Mr. Griggs holds a B.S.B.A. in Business Management from East Tennessee State University and a B.S.B.A. in Accounting from University of Central Florida.

Alan Quasha has served on our board of directors since the closing of the Business Combination. Mr. Quasha is the Chief Executive Officer of Quadrant Holdings, Inc., the predecessor of which was founded in 1978. Mr. Quasha also served as a Partner of Vanterra Capital LLC between 2008 and 2016 and an Investment Committee Member of Trilantic Capital Partners Fund IV from 2009 to 2018. He serves as a board member of numerous companies, including his roles as Chairman of Carret Holdings Inc. and its predecessor since 2004, Chairman of Brean Capital, LLC since 2005, Non Executive Director of Compagnie Financiere Richemont SA (SWISS: CFR.VX) since 2000 and ARC Group

Worldwide, Inc. since 2016, where he also served as the Chief Executive Officer until August 2020. As a venture capital investor, Mr. Quasha brings strategic and financial experience to our board of directors. He has evaluated and invested in numerous companies in the U.S. and emerging markets, across various industries. Many of these investments involved significant hands on operating experience. He is also Chairman of the Brain Trauma Foundation, was a past Director of American Express Funds and a former Governor of the American Stock Exchange. Mr. Quasha holds a bachelor’s degree from Harvard College, an MBA from Harvard Business School, a Master of Law degree from New York University Law School and a Doctorate of Law from the Harvard Law School.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting. KPMG LLP has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as our independent registered public accounting firm and certain other activities as described below.

Neither our bylaws nor our other organizational documents or applicable law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests or those of our stockholders.

Financial Statements and Report

The consolidated financial statements of the Company for the year ended December 31, 2020 and the report of the independent registered public accounting firm will be presented at the Annual Meeting. KPMG LLP will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm

KPMG, which served as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019, provided audit, audit-related and tax services to us during those fiscal years. The following table presents fees for professional services rendered by our independent registered public accounting firm:

Type of Fees	Fiscal 2020	Fiscal 2019
Audit Fees	$2,846,500	$1,358,000
Audit-Related Fees	$724,000	—
Tax Fees	$883,586	797,000
All Other Fees	—	—
Total	$4,454,086	$2,155,000

Audit Fees

This category includes fees associated with our annual audit and the review of our quarterly reports on Form 10 Q. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, and the review of our SEC regulatory filings as well as audits of acquired entities.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and are not reported as “audit fees”. The audit-related fees in 2020 include due diligence services relating to mergers and acquisitions. No audit-related fees were billed to us in 2019.

Tax Fees

This category includes fees for services provided for tax compliance, tax planning and advice on mergers and acquisitions.

All Other Fees

There were no other fees billed to us for 2020 or 2019.

Audit Committee Pre-Approval Policies and Procedures

Our policy is that all audit and non-audit services must be pre-approved by the audit committee. The authority to grant pre approvals of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting. All of such services and fees were pre-approved during the fiscal year ended December 31, 2020.

Vote Required for Approval

The approval of the ratification of appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast by the holders present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the ratification of appointment of KPMG LLP.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2021.

PROPOSAL NO. 3 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our board of directors is requesting stockholder approval of the amendment and restatement of our Second Amended and Restated Certificate of Incorporation (our “Charter”) substantially in the form attached hereto as Annex A (the “Third A&R Charter”) to, among other things, (x) increase our authorized number of shares of Common Stock from 245,000,000 shares of Common Stock to 300,000,000 shares of Common Stock and (y) (i) delete provisions no longer applicable following the exchange of all outstanding shares of Class B Common Stock and AdaptHealth Units for shares of Class A Common Stock as of January 1, 2021 and (ii) to rename our Class A Common Stock as “Common Stock.”

Reasons for the Amendment and Restatement of the Certificate of Incorporation

We intend to amend and restate our Second Amended and Restated Certificate of Incorporation to, among other things, (x) increase our authorized number of shares of Common Stock from 245,000,000 shares of Common Stock to 300,000,000 shares of Common Stock and (y) (i) delete provisions no longer applicable following the exchange of all outstanding shares of Class B Common Stock and AdaptHealth Units for shares of Class A Common Stock as of January 1, 2021 and (ii) to rename our Class A Common Stock as “Common Stock.”

Our board of directors has proposed the increase in authorized shares of Common Stock to ensure that we have sufficient shares of Common Stock available for general corporate purposes including, without limitation, to raise capital to the extent deemed appropriate, to have sufficient shares of Common Stock available to the extent that we want to offer our Common Stock in full or partial consideration for acquisition opportunities that we may pursue from time to time, and to provide equity incentives to employees in order to better align our employees with stockholder interests.

Having additional shares of our Common Stock available for issuance in the future will give the Company greater flexibility and will allow the shares to be issued from time to time as determined by the board and, unless otherwise required by Nasdaq listing rules or other applicable rules and regulations, without the expense and delay of a special stockholders’ meeting to approve the additional authorized Common Stock. This will enhance our ability to respond promptly to opportunities for mergers, acquisitions, stock splits and additional financings. If we were to have to call a special stockholders’ meeting, the delay that would be involved could result in our inability to consummate a desired transaction under a required deadline. By having additional Common Stock authorized, we can be prepared to act quickly as opportunities arise.

In addition, our board of directors believes that amending and restating the Charter to provide for a single class of common stock is in the best interest of stockholders as it simplifies our Charter given our current capitalization.  Currently, under our Charter, the Company is authorized to issue 245,000,000 shares of Common Stock, divided into 210,000,000 shares of Class A Common Stock and 35,000,000 shares of Class B Common Stock, each with a par value of $0.0001 per share. The Charter also confers certain voting rights on holders of outstanding shares of Class B Common Stock and provides for the exchange, from time to time, of Class B Common Stock with a corresponding AdaptHealth Unit for Class A Common Stock.  Since there are no longer any shares of Class B Common Stock outstanding, we are seeking stockholder approval to (i) delete provisions relating to the Class B Common Stock, which are no longer applicable, and (ii) rename our remaining class of common stock, i.e., the Class A Common Stock, as “Common Stock.”  For the avoidance of doubt, each certificate that previously represented shares of Class A Common Stock would continue to represent an identical number of shares of Common Stock, unless the same shall be surrendered for transfer or exchange.  If stockholders approve the Third A&R Charter, including the increase in the number of authorized shares of Common Stock, the Company will be authorized to issue 300,000,000 shares of Common Stock and 5,000,000 shares of preferred stock.

Annex A shows the proposed changes to the Charter to (x) increase our authorized number of shares of Common Stock from 245,000,000 to 300,000,000 and (y) (i) reflect the elimination of our Class B Common Stock, (ii) delete those provisions of the Charter that are no longer applicable as a result of there being no shares of Class B Common Stock outstanding and (iii) rename our Class A Common Stock as “Common Stock.”

Effective Time of the Amendment and Restatement of the Certificate of Incorporation

The Third A&R Charter will become effective on the date that it is accepted for filing by the Delaware Secretary of State. The text of the Third A&R Charter is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the amendments set forth in this Proposal No. 3. Our board expects to file the Third A&R Charter promptly following the Annual Meeting assuming approval of this Proposal 3.

Vote Required for Approval

The approval of the amendment and restatement of our Second Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 3 is a non-routine proposal on which a broker or other nominee does not have discretionary authority to vote.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 4 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE ADAPTHEALTH CORP. 2019 STOCK INCENTIVE PLAN

Overview

In this Proposal No. 4, we are requesting stockholders approve the amendment and restatement of the AdaptHealth Corp. 2019 Stock Incentive Plan (the “2019 Plan”) to increase the number of shares of Common Stock reserved under the 2019 Plan by 2,000,000 shares (the “2019 Plan Amendment”). Further, to the extent that our stockholders approve the amendment and restatement of our Second Amended and Restated Certificate of Incorporation under Proposal No. 3, the 2019 Plan Amendment will also reflect that such shares reserved under the 2019 Plan are no longer designated as shares of Class A Common Stock. Accordingly, references to shares of Common Stock in this Proposal No. 4 assume the approval of Proposal No. 3. To the extent that Proposal No. 3 is not approved, references to shares of Common Stock in this Proposal No. 4 will refer to shares of our Class A Common Stock. The 2019 Plan Amendment was approved by our board of directors on June 21, 2021. A copy of the 2019 Plan, as amended and restated to reflect the 2019 Plan Amendment, is attached to this proxy statement as Annex B.

The 2019 Plan was originally approved by our stockholders in November 2019. As of May 1, 2021, a total of 678,553 shares of Common Stock were reserved and available for issuance under the 2019 Plan. If the 2019 Plan Amendment is approved, an additional 2,000,000 shares of Common Stock will be reserved and available for issuance pursuant to the 2019 Plan, which, as of May 1, 2021, represents approximately 1.3% of our outstanding Common Stock on a fully diluted basis. No awards that are contingent upon the stockholder approval of the 2019 Plan Amendment will be granted pursuant to the 2019 Plan until the 2019 Plan Amendment is approved by our stockholders.

The purpose of the 2019 Plan is to enhance our ability to attract and retain the types of directors, employees and consultants who will contribute to our long range success; provide incentives that align the interests of directors, employees and consultants with those of our stockholders; and promote the success of our business. Our board of directors believes that the 2019 Plan Amendment is essential to our continued success. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner and providing a means of recognizing their contributions to our success. Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified individuals who help us meet our goals.

Our board of directors adopted the 2019 Plan Amendment because the number of shares currently available for grant under the 2019 Plan is insufficient to support our continued growth. Subsequent to the adoption of the 2019 Plan, we have experienced high growth due to a number of strategic acquisitions. As a result, we are asking our stockholders to approve the 2019 Plan Amendment to enable us to continue promoting the long-term success of our business. Based on a review of our historical practices, our board of directors believes that the increased number of shares available under the 2019 Plan as a result of the 2019 Plan Amendment will be sufficient to satisfy expected equity award grants for the next three years.

Key Features of the 2019 Plan

The 2019 Plan and our related governance practices and policies include many features designed to protect shareholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the 2019 Plan” below. The summaries in this proposal do not provide a complete description of all provisions of the 2019 Plan and are qualified in their entirety by reference to the full text of the 2019 Plan, as amended and restated to reflect the 2019 Plan Amendment, which is attached to this proxy statement as Annex B.

●	No Repricing. The 2019 Plan prohibits the repricing of awards, including cash buyouts, without shareholder approval.
●	No Liberal Definition of “Change in Control.” The change in control definition contained in the 2019 Plan is not a “liberal” definition that would be triggered on mere shareholder approval of a transaction.

●	No Discounted Stock Options or Stock Appreciation Rights. Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares of Common Stock on the date of grant.
●	Limitation on Term of Stock Options and Stock Appreciation Rights. The maximum term of a stock option or stock appreciation right under the 2019 Plan is 10 years.
●	Clawback. Awards granted under the 2019 Plan are subject to our clawback and/or recoupment policies in effect from time to time or as otherwise required by applicable law.
●	No Automatic Grants. The 2019 Plan does not provide for automatic grants to any participant.
●	No Tax Gross-Ups. The 2019 Plan does not provide for any tax gross-ups.
●	Double-Trigger Vesting. The 2019 Plan provides that the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination within two years following the change in control.
●	Future Increases to Share Reserve Require Shareholder Approval. The 2019 Plan provides that any increase in the share reserve available under the plan must be approved by our shareholders.

Key Data

The following table includes information regarding the outstanding awards and shares of Common Stock (or, as used in this proposal, “Shares”) available for future issuance under the existing 2019 Plan as of May 1, 2021 (as if the 2019 Plan Amendment is not approved under this proposal):

2019 Plan(1)
Total Shares underlying outstanding stock options	4,119,836
Weighted average exercise price of outstanding stock options	$17.85
Weighted average remaining contractual life of outstanding stock options	8.0 years
Total Shares subject to outstanding, unvested full-value awards	2,395,955
Total Shares currently available for grant	678,553

(1)

Excludes outstanding stock options to purchase 3,959,892 Shares assumed in connection with the acquisition of AeroCare. For additional information, see “—Summary of the 2019 Plan—Authorized Shares” below.

Burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock incentive plan. Our burn rate for 2020 was 3.8%, calculated by dividing the number of shares subject to awards granted during the year net of forfeitures and cancellations by the weighted average number of shares outstanding during the year.

Summary of the 2019 Plan

The following summary is not a complete description of all provisions of the 2019 Plan and is qualified in its entirety by reference to the complete text of the 2019 Plan, which is attached to this proxy statement as Annex B.

Plan Administration. The 2019 Plan is administered by our board of directors or our compensation committee (which together with our board of directors is hereinafter referred to as our “Committee”). Our Committee has the authority, among other things, to select participants, grant awards, determine types of awards, and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2019 Plan. Our Committee may delegate certain aspects of its authority as it deems appropriate, pursuant to the terms of the 2019 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee. Actions of our Committee are final, conclusive and binding.

Eligibility. The directors, employees and consultants of AdaptHealth and our affiliates are eligible to participate in the 2019 Plan, including prospective employees of AdaptHealth and our affiliates subject to the commencement of employment. As of May 1, 2021, approximately 8,700 directors and employees were eligible to participate in the 2019 Plan.

Authorized Shares. A total of 8,000,000 Shares were reserved for issuance under the 2019 Plan, of which 678,553 Shares remained available for issuance as of May 1, 2021. If our stockholders approve the 2019 Plan Amendment, an additional 2,000,000 Shares will be reserved and available for issuance under the 2019 Plan. The number of Shares reserved and available for issuance under the 2019 Plan is subject to adjustment, as described below in the section titled “—Summary of the 2019 Plan—Adjustments.” Shares issued under the 2019 Plan may consist of authorized but unissued stock or previously issued Shares. Shares underlying awards that are settled in cash, expire or are canceled, forfeited or otherwise terminated without delivery to a participant will again be available for issuance under the 2019 Plan. Shares withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will again become available for issuance under the 2019 Plan.

Shares available under the 2019 Plan will not be reduced by shares issued pursuant to awards issued or assumed in connection with a merger or acquisition as contemplated by applicable stock exchange rules, including NASDAQ Listing Rule 5635(c) and IM-5635-1. In connection with the acquisition of AeroCare in February 2021, the Company assumed outstanding options of AeroCare in accordance with NASDAQ Listing Rule 5635(c) and IM-5635-1. As a result, a total of 3,959,892 Shares are issuable pursuant to the exercise of the assumed options and such Shares did not reduce the Shares available under the 2019 Plan.

The closing price of a Share as reported on the NASDAQ Stock Market on June 15, 2021 was $27.60 per Share.

Types of Awards. The types of awards that may be available under the 2019 Plan are described below. All awards described below will be subject to the terms and conditions determined by our Committee in its sole discretion, subject to certain limitations provided in the 2019 Plan. Each award granted under the 2019 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Non-Qualified Stock Options. A non-qualified stock option is an option that is not intended to qualify as an incentive stock option in accordance with Section 422 of the Code, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of Shares during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our Committee on the grant date. The term of a non-qualified stock option will be set by our Committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check; (ii) by delivery of stock having a value equal to the exercise price; (iii) a broker assisted cashless exercise; or (iv) by any other means approved by our Committee. The 2019 Plan provides that unless otherwise specifically determined by the Committee, vesting of non-qualified stock options will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2019 Plan also provides that participants terminated for “cause” (as such term is defined in the 2019 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The 2019 Plan authorizes our Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion. No dividends or dividend equivalents will be paid on non-qualified stock options.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% stockholder) of a Share on the grant date and a term of no more than 10 years (or five years with respect to a 10% stockholder). The aggregate fair market value, determined at the time of grant, of our Shares subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of incentive stock options will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to active employment. The 2019 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The 2019 Plan authorizes our Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion. No dividends or dividend equivalents will be paid on incentive stock options.

Stock Appreciation Rights. A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our Shares on the exercise date and the base price of the stock appreciation right that is set by our Committee on the grant date, multiplied by the number of Shares subject to the stock appreciation right. The term of a stock appreciation right will be set by our Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our Committee. The 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of stock appreciation rights will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2019 Plan provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The 2019 Plan authorizes our Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion. No dividends or dividend equivalents will be paid on stock appreciation rights.

Restricted Stock. A restricted stock award is an award of restricted Shares that does not vest until a specified period of time has elapsed, and/or upon the achievement of certain performance or other conditions determined by our Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any vesting restrictions apply, transfer of the restricted Shares is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a stockholder as to the restricted Shares, including the right to vote such Shares, provided, that any cash or stock dividends with respect to the restricted Shares will be withheld by us and will be subject to forfeiture to the same degree as the restricted Shares to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. The 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of restricted stock awards will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise determined by our Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.

Restricted Stock Units. A restricted stock unit is an unfunded and unsecured obligation to issue Shares (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our Committee and will vest and be settled at such times in cash, Shares, or other specified property, as determined by our Committee. Participants have no rights of a stockholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying Shares are issued or become payable to the participant. The 2019 Plan provides that unless otherwise specifically determined by our Committee, vesting of restricted stock units will be suspended during the period of any approved unpaid leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

Other Stock-Based Compensation. Under the 2019 Plan, our Committee may grant other types of equity-based awards subject to such terms and conditions as our Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.

Adjustments. The aggregate number of Shares reserved and available for issuance under the 2019 Plan, the individual limitations, the number of Shares covered by each outstanding award, and the price per Share underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our Committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our Shares or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by our Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2019 Plan.

Corporate Events. In the event of a merger, amalgamation or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our Shares receive securities of another corporation or other property or cash, a “change in control” (as defined in the 2019 Plan), or a reorganization, dissolution or liquidation of us, our Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during a period not exceeding two years commencing on the date of the “change in control.”

Transferability. Awards under the 2019 Plan may not be sold, transferred, pledged or assigned other than by will or by the applicable laws of descent and distribution, unless (except with respect to incentive stock options) otherwise determined by our Committee in certain limited situations.

Amendment. Our Committee may amend the 2019 Plan or outstanding awards at any time. Our stockholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our Shares are traded. No amendment to the 2019 Plan or outstanding awards which materially impair the right of a participant are permitted unless the participant consents in writing.

Termination. The 2019 Plan will terminate on the day before the tenth anniversary of the date our stockholders originally approved the 2019 Plan, although incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the 2019 Plan is adopted by our board of directors and (ii) the date our shareholders approve the 2019 Plan. In addition, our Committee may suspend or terminate the 2019 Plan at any time. Following any such suspension or termination, the 2019 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.

Clawback; Sub-Plans. All awards under the 2019 Plan are subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our board of directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2019 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by our Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No-Repricing of Awards. No awards under the 2019 Plan may be repriced without stockholder approval. For purposes of the 2019 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits); (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2019 Plan. The 2019 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2019 Plan are encouraged to consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares of Common Stock and the fair market value of the shares of Common Stock on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the Common Stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of Common Stock have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares of Common Stock at exercise over the exercise price in his or her alternative minimum taxable income. If shares of Common Stock are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the grant of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code (“Section 83(b)”). In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Any dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant. If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid for the shares. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units. There will be no federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of Shares in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Shares so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income. Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the 2019 Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($142,800 in 2021), such participant will not have to pay Social Security taxes on such amounts. We are required to report to the Internal Revenue Service and the appropriate state and local taxing authorities the ordinary income received by the participant and the amount of taxes withheld.

Limitations on Employer’s Compensation Deduction. Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of outstanding awards under the 2019 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Section 409A. Certain awards under the 2019 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the 2019 Plan (or any other plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2019 Plan that is considered “nonqualified deferred compensation” (and awards under any other plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the 2019 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Certain Rules Applicable to “Insiders.” As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

The benefits or amounts that may be received or allocated to participants under the 2019 Plan after the approval of the 2019 Plan Amendment, including to our directors and executive officers, will be determined at the discretion of the Committee and are not currently determinable.

Future Plan Awards

No awards have been granted to any director, employee or consultant pursuant to the 2019 Plan that are contingent upon the approval by our stockholders of the 2019 Plan Amendment. We anticipate that equity-based awards may be granted in the discretion of the Committee under the 2019 Plan out of the additional Shares to be reserved for issuance in connection with the approval of the 2019 Plan Amendment; however, the number of Shares that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our directors, employees and consultants, and their potential contributions to our success. Accordingly, the number, type and grantee(s) of actual future awards cannot be determined at this time.

Equity Compensation Plan Information

The following table sets forth information regarding the Shares to be issued and the Shares remaining available for issuance under our stock-based incentive plans as of December 31, 2020. The amounts shown do not include the Shares that would be available for issuance under the 2019 Plan if the 2019 Plan Amendment is approved.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders
2019 Stock Incentive Plan	3,464,001	$11.56	1,652,952
2019 Employee Stock Purchase Plan	—	—	985,338
Equity compensation plans not approved by security holders	—	—	—
Total	3,464,001	$11.56	2,638,290

Vote Required for Approval

The approval of the 2019 Plan Amendment requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our Common Stock who are entitled to vote and who actually cast their vote at the annual meeting. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the 2019 Plan Amendment.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF THE 2019 PLAN AMENDMENT.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board of Directors and Terms of Office of Officers and Directors

Our board of directors is divided into three classes of directors with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class II directors, consisting of Messrs. Connors, Parnes, Lundberg and Williams will expire at this annual meeting of stockholders. The term of office of the Class III directors, consisting of Messrs. Wolf, Coppens and Dr. Weaver, will expire at our 2022 annual meetings of stockholders. The term of office of the Class I directors, consisting of Messrs. Barasch, Quasha and Griggs, will expire at our 2023 annual meetings of stockholders.

Pursuant to the terms of the Deerfield Subscription Agreement, Deerfield was entitled, at the closing of the Business Combination, to designate for nomination by us for election one director to serve on our board of directors. Deerfield designated Dr. Susan Weaver.

Pursuant to the terms of the BlueMountain Board Designee Rights Letter Agreement, the BlueMountain Entities or their permitted transferees holding a majority of the outstanding principal amount under the BM Notes have the right, until the date on which the BM Notes have been paid in full, to designate and nominate for election one director to our board of directors. BlueMountain’s designee is Dale Wolf.

Pursuant to the terms of the OEP Investment Agreement, for as long as OEP holds beneficial ownership of at least 25% of the shares of capital stock of the Company purchased thereunder, OEP has the right to designate and nominate for election one director to our board of directors. OEP’s designee is Brad Coppens.

Pursuant to the terms of the AeroCare Merger Agreement, for so long as Peloton Equity AeroCare SPV I, L.P. and SkyKnight Aero Holdings, LLC or an affiliate thereof (the “AeroCare Sellers”) hold in the aggregate among them at least 35% of the share consideration issued to them under the AeroCare Merger Agreement, on an as-converted basis, the AeroCare Sellers have the right to nominate one director to our board of directors. The AeroCare Sellers’ designee is Ted Lundberg.

The board held 30 meetings during 2020. During 2020, each of our incumbent directors attended at least 75% of the meetings of the board and the meetings of the committees of the board on which that director served (in each case, which were held during the period for which such incumbent director was a director). We do not have a policy regarding director attendance at annual meetings, but we encourage the directors to attend if possible. Our Chairman of the board of directors and certain other of our directors attended the 2020 annual meeting of stockholders.

Officers are appointed by our board of directors and serve at the discretion of our board of directors, rather than for specific terms of office.

Director Independence

Our shares of Class A Common Stock are listed on the Nasdaq Capital Market and trade under the symbol “AHCO”, and we are subject to Nasdaq listing standards. Nasdaq Listing Rule 5605 requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A 3 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A 3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the composition of our board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. Barasch, Williams, Quasha, Wolf, Coppens, Lundberg and Connors and Dr. Weaver, representing eight of our ten directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2).

Our board of directors also determined that Messrs. Wolf, Quasha and Connors, who comprise our audit committee, Messrs. Barasch, Wolf, Quasha, and Coppens who comprise our compensation committee, and Messrs. Connors, Coppens and Barasch and Dr. Weaver, who comprise our nominating and governance committee, satisfy the independence standards for such committees established by the Securities and Exchange Commission, or the SEC, and Nasdaq listing standards, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including beneficial ownership of our capital stock.

Board Leadership Structure and Role in Risk Oversight

Richard Barasch serves as the Chairman of our board of directors, Stephen Griggs serves as our Chief Executive Officer and Joshua Parnes serves as our President. We believe that the most effective leadership structure at the present time is to have separate Chairman, Chief Executive Officer and President positions because this allows the board of directors to benefit from having multiple strong voices bringing separate views and perspectives to meetings. Our board of directors has established an Executive Committee, consisting of Richard Barasch, Stephen Griggs, Ted Lundberg, Joshua Parnes, Bradley Coppens and Alan Quasha, to which the board has delegated certain decision-making power, including the ability to approve (i) any merger or acquisition transaction or capital expenditure transaction involving an aggregate cash investment or purchase price between $15 million and $40 million and (ii) any merger or acquisition transaction with an equity consideration component up to an aggregate purchase price of $40 million.

Our board of directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and, responsibility for managing risk currently rests with executive management while the board participates in the oversight of the process. The oversight responsibility of our board is enabled by management reporting processes designed to provide visibility to the board about the identification, assessment, and management of critical risks. Those areas of focus include strategic, operational, financial and reporting, compliance and other risks. Our audit committee enhances the board’s oversight of risk management and discusses with management, the independent auditor and the internal auditor policies with respect to risk assessment and risk management, including significant operating and financial risk exposures and the steps management has taken to monitor, control and report such exposures. Further, our compensation committee enhances the board’s oversight of risk management by considering the impact of the Company’s compensation policies and plans, and the incentives created by the Company’s compensation policies and plans, on the Company’s risk profile.

Committees of the Board of Directors

The standing committees of our board of directors currently consist of an audit committee, a compensation committee, a nominating and governance committee and a compliance committee. Each of the committees reports to the board of directors as they deem appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

Our audit committee consists of Dale Wolf, Alan Quasha, Ted Lundberg, Bradley Coppens and Terence Connors, and Mr. Connors serves as chairman of the audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. We have determined that each of Messrs. Wolf, Quasha, Lundberg, Coppens and Connors qualifies as independent under Nasdaq listing standards and applicable SEC rules with respect to audit committee membership. We have also determined that Mr. Connors qualifies as an “audit committee financial expert” as defined in applicable SEC rules. During fiscal year 2020, our audit committee met eight times, including telephonic meetings.

The audit committee charter, which is available on our website at https://www.adapthealth.com/investor-relations, details the principal functions of the audit committee including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;
●	pre approving all audit and non audit services to be provided by the independent registered public accounting firm or any other independent registered public accounting firm engaged by us, and establishing pre approval policies and procedures;
●	reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;
●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;
●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S K promulgated by the SEC prior to us entering into such transaction; and
●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Our compensation committee consists of Richard Barasch, Dale Wolf, Bradley Coppens, David Williams and Alan Quasha, and Mr. Coppens serves as chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. We have determined that each of Messrs. Barasch, Wolf, Coppens, Williams and Quasha qualifies as independent under Nasdaq listing standards and applicable SEC rules. Our compensation committee held four meetings during 2020. The compensation committee charter, which is available on our website at https://www.adapthealth.com/investor-relations, details the principal functions of the compensation committee including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;
●	reviewing and approving the compensation of all of our other executive officers;
●	reviewing our executive compensation policies and plans;
●	implementing and administering our equity based remuneration plans;
●	assisting management in complying with our SEC filings;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
●	producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee is responsible for determining appropriate compensation levels and arrangements for our executive officers and directors, ensuring that our compensation program is consistent with our compensation philosophy and peer company practices. In making these determinations, the compensation committee considers each executive officer’s individual performance, the recommendations of our Chief Executive Officer and President and additional factors, such as the executive officer’s responsibilities, experience level and tenure. In 2019, the Company engaged Farient to provide a market assessment of director compensation, which our compensation committee also considered in determining the compensation for our directors. The Company engaged Farient again in 2020 to design a long-term incentive plan for the Company’s top executives, which recommendations were considered by our compensation committee in determining the equity compensation awards made to our top executives in 2021.

In determining the levels and mix of executive and director compensation, our compensation committee does not generally rely on formulaic guidelines, but rather maintains a flexible approach to compensation determinations, which allows it to adapt the various elements of compensation to motivate individual executives and achieve our specific strategic and financial goals. The compensation committee then approves, with any modifications it deems appropriate, base salaries, target annual incentive bonuses and grants for our executive officers and directors, as applicable.

Our Chief Executive Officer and President do not have a role in setting their own base salary, annual bonus or the size of their annual equity compensation awards. The compensation committee reviews the specific corporate goals and objectives relevant to the compensation of our Chief Executive Officer and President and evaluates their respective performance and pay in light of these goals and objectives. Our Chief Executive Officer and President provide recommendations for each executive officer’s base salary, annual bonus and target annual equity compensation award, as well as recommendations with respect to director compensation, for the compensation committee’s review.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC. Other than the engagements of Farient described above, the compensation committee has not retained a compensation consultant to recommend or assist in determining the amount or form of executive or director compensation.

The compensation committee may delegate to any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances.

Nominating and Governance Committee

Our nominating and governance committee is responsible for, among other matters: (i) identifying individuals qualified to become members of our board of directors consistent with criteria approved by our board; (ii) overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Our nominating and governance committee consists of Terence Connors, Dr. Susan Weaver, Bradley Coppens, Ted Lundberg and Richard Barasch, with Mr. Barasch serving as the chair of the nominating and governance committee. We have determined that each of Messrs. Connors, Coppens, Lundberg and Barasch and Dr. Weaver qualifies as independent under Nasdaq listing standards and applicable SEC rules. Our nominating and governance committee held one meeting during 2020. The written charter for the nominating and corporate governance committee is available on our website at https://www.adapthealth.com/investor-relations.

Subject to the BlueMountain Board Designee Rights Letter Agreement, the OEP Investment Agreement and the AeroCare Merger Agreement discussed elsewhere in this proxy statement, which provide certain of our stockholders with rights to designate director nominees, the nominating and governance committee uses a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the board apart from those nominees designated pursuant to the BlueMountain Board Designee Rights Letter Agreement, the OEP Investment Agreement and the AeroCare Merger Agreement, the committee solicits candidate recommendations from its own members, other directors and management. The committee assesses the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, and the designation provisions of the BlueMountain Board Designee Rights Letter Agreement, the OEP Investment Agreement and the AeroCare Merger Agreement do not apply, the committee considers whether to fill those vacancies and, if applicable, considers various potential director candidates. The committee evaluates any such candidates at regular or special meetings of the committee, and such candidates may be considered at any point during the year.

The nominating and governance committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The committee seeks to ensure that the membership of the board and each committee of the board satisfies all relevant Nasdaq listing standard requirements and applicable laws and regulations and all requirements of our organizational documents. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the committee may look for in any particular director nominee who is not a designee under the BlueMountain Board Designee Rights Letter Agreement, the OEP Investment Agreement or the AeroCare Merger Agreement depends on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the board. The committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their sex, race, religion, creed, sexual orientation or disability.

The nominating and governance committee also considers director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting. Our stockholders that wish to nominate a director for election to our board should follow the procedures set forth in our bylaws.

Compliance Committee

Our compliance committee exercises oversight responsibility, review regulatory compliance issues and report to our board of directors with respect to our regulatory compliance programs. Our compliance committee consists of Dr. Weaver and Messrs. Barasch, Williams and Wolf, with Dr. Weaver serving as the chair of the compliance committee. Our compliance committee held five meetings during 2020.

Code of Ethics and Committee Charters

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have previously filed a copy of our Code of Ethics, our audit committee charter and our compensation committee charter as exhibits to our registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at https://www.sec.gov. Our Code of Ethics, audit committee charter, compensation committee charter, nominating and governance committee charter and compliance committee charter are also available free of charge on our corporate website at https://www.adapthealth.com/investor-relations. The information on our website does not constitute part of this proxy statement. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8 K.

REPORT OF THE AUDIT COMMITTEE

Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed them with our management and our independent registered public accounting firm, KPMG LLP.

Our audit committee has also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to our audit committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

In addition, our audit committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with our audit committee concerning independence, and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, our audit committee has recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K (as amended) for the year ended December 31, 2020, filed by us with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors

Dale Wolf
Alan Quasha
Terence Connors

The material in this report is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not to be incorporated by reference in any filing of AdaptHealth Corp. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE AND DIRECTOR COMPENSATION

Identification of Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of June 15, 2021:

Name	Age	Position
Daniel Bunting	59	Chief Operating Officer – Branch Operations
Jason Clemens	43	Chief Financial Officer
Stephen Griggs	63	Chief Executive Officer, Director
Christopher Joyce	57	General Counsel
Frank Mullen	51	Chief Accounting Officer
Joshua Parnes	43	President, Director
Albert Prast	60	Chief Technology Officer
Shaw Rietkerk	46	Chief Operating Officer

The following is biographical information as of June 15, 2021 for our executive officers other than Messrs. Griggs and Parnes, whose biographical information appears above in Proposal 1 — Election of Directors.

Daniel Bunting joined AdaptHealth in February 2021. Mr. Bunting has worked in management roles in the home health industry for over 37 years. Currently, Mr. Bunting serves as the Chief Operating Officer – Branch Operations for the Company. Prior to joining AdaptHealth, Mr. Bunting served as the chief operating officer of AeroCare since 2013. At AeroCare, Mr. Bunting was responsible for all the company’s home medical equipment operations (including intake, fulfillment and revenue cycle management) and corporate departments. Mr. Bunting was also responsible for AeroCare’s mergers and acquisitions program. Mr. Bunting holds a Bachelor of Science degree in Accounting from University of Dubuque and Masters of Business Administration from University of Iowa.

Jason Clemens joined AdaptHealth in 2020 from MEDNAX, Inc, a national provider of health solutions to hospitals, health systems, and healthcare facilities, where he served as Senior Vice President and Operations Chief Financial Officer. Over a nine-year career at MEDNAX, Mr. Clemens held positions of increasing responsibility in operations management and finance. Prior to joining MEDNAX, Mr. Clemens gained experience with the United States Army, supporting the Republic of Korea Army in Wonju, South Korea. He later served in progressive roles within operations management and finance at Accenture, Lennar, and Ryder. Mr. Clemens holds a B.S. in Industrial Engineering from Lehigh University, and an M.S. in Finance and M.B.A. from the Indiana University Kelley School of Business. He is also a Chartered Financial Analyst (CFA) and a Certified Six Sigma Blackbelt.

Christopher Joyce joined AdaptHealth Holdings in 2018 as its General Counsel. Mr. Joyce has over 25 years of experience as chief legal officer and business development executive for publicly traded and privately held provider based and managed care companies. Mr. Joyce most recently served as General Counsel of InnovaCare, Inc., a $2.0 billion managed care insurance company with 450,000 Medicare and Medicaid beneficiaries. Mr. Joyce holds a bachelor’s degree in Economics from the State University of New York at Albany and a JD from the University of Chicago.

Frank Mullen joined AdaptHealth in 2020. Prior to joining AdaptHealth, Mr. Mullen served as the Vice President and Controller of Ryder System, Inc., a leading global logistics and transportation company, since September 2017. Prior to joining Ryder System, Inc., Mr. Mullen was Chief Accounting Officer of Global Eagle Entertainment Inc. and served as Vice President and Controller at Pinnacle Foods Inc. Prior to his role at Pinnacle Foods, Mr. Mullen spent over 15 years with Aramark, where he held positions of increasing responsibility culminating in his role as Vice President and Assistant Controller. Mr. Mullen began his career in the audit and assurance practice of Arthur Andersen LLP. Mr. Mullen holds a bachelor’s degree in accounting from Villanova University and is a Certified Public Accountant.

Albert Prast joined AdaptHealth in February 2020. Mr. Prast has worked in management roles in the information technology industry for 25 years, specifically as the executive leader of technology vision, strategy, and execution for a number of healthcare companies. Currently, Mr. Prast serves as the Chief Technology Officer of AdaptHealth Holdings. Previously, Mr. Prast served as the chief information and chief technology officer for AeroCare. At AeroCare, Mr. Prast focused on implementing technology solutions to enhance efficiency and create a competitive advantage in an industry that has historically relied on paper-based operations. Mr. Prast is also an active investor and advisor to healthcare technology companies and serves on a number of boards, including DataLink Software, ClinOne, RxREvu, ClearSense, and Carrus.

Shaw Rietkerk joined AdaptHealth Holdings in 2018. Mr. Rietkerk most recently served as Executive Vice President of Revenue Cycle Management at Brightree. Mr. Rietkerk has over two decades of healthcare service leadership experience, with an extensive background in revenue cycle management, operations, business process outsourcing, account management and process. Prior to joining Brightree in 2015, Mr. Rietkerk was Senior Vice President, Worldwide Operations at M*Modal, a leading healthcare technology provider of advanced clinical documentation solutions.

Executive Compensation

The following disclosure describes the material elements of the compensation of the Company’s named executive officers for the year ended December 31, 2020 and is presented based on the reduced disclosure rules applicable to the Company as an “emerging growth company” within the meaning of the Securities Act. For the year ended December 31, 2020, our named executive officers were:

●	Luke McGee, Chief Executive Officer;
●	Jason Clemens, Chief Financial Officer; and
●	Shaw Rietkerk, Chief Operating Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Luke McGee(6)	2020	500,000	—	—	—	500,000	9,533	1,009,533
Chief Executive Officer	2019	458,333	1,000,000	5,278,612	1,325,974	450,000	967,152	9,480,071
Jason Clemens(7)	2020	179,808	150,000	1,107,552	—	159,375	6,883	1,603,618
Chief Financial Officer
Shaw Rietkerk(7)	2020	320,000	—	1,029,004	—	162,500	6,058	1,517,562
Chief Operating Officer

(1)

The amount report in this column for Mr. Clemens reflects his annual base salary of $425,000, as prorated to reflect the commencement of his employment on July 13, 2020. Effective February 26, 2020, the annual base salary for Mr. Rietkerk was increased to $325,000. For additional information, please see “—Narrative to Summary Compensation Table—Executive Employment Agreements” below.

(2)

The amount reported in this column for Mr. Clemens represents a start date bonus paid to Mr. Clemens in connection with the commencement of his employment with the Company. For additional information, please see “—Narrative to Summary Compensation Table—Executive Employment Agreements” below.

(3)

The amounts reported in this column for 2020 represent the aggregate grant-date fair value of the shares of restricted stock granted during the fiscal year ended December 31, 2020, in accordance with FASB ASC 718. These amounts reflect the grant-date fair value of the shares of restricted stock for accounting purposes and do not represent the actual economic value that may be realized by each named executive officer. There can be no assurance that these amounts will ever be realized.

(4)

The amounts reported in this column for 2020 represent the annual performance-based incentive compensation earned with respect to 2020 by each named executive officer. These amounts were paid in the first quarter of 2021. The amount for Mr. Clemens was prorated to reflect the commencement of his employment on July 13, 2020. For additional information, please see “—Narrative to Summary Compensation Table—Executive Employment Agreements” below.

(5)

For the year ended December 31, 2020, the amounts reported as earned by each named executive officer in this column represent the following: (i) for Mr. McGee, the amount reported represents $454 in life insurance premiums, $6,939 in automobile expenses and an employer matching contribution to the Company’s 401(k) plan equal to $2,140; (ii) for Mr. Clemens, the amount reported represents $138 in life insurance premiums, $5,077 in automobile expenses and an employer matching contribution to the Company’s 401(k) plan equal to $1,668; and (iii) for Mr. Rietkerk, the amount reported represents $458 in life insurance premiums and an employer matching contribution to the Company’s 401(k) plan equal to $5,600.

(6)	Mr. McGee resigned from all positions with the Company, including as a member of the Company’s board of directors, effective as of June 11, 2021.

(7)	Messrs. Clemens and Rietkerk were not named executive officers of the Company for the year ended December 31, 2019.

Narrative to Summary Compensation Table

Executive Employment Agreements

Certain of the compensation paid to our named executive officers reflected in the summary compensation table was provided pursuant to employment agreements with the Company or one of its subsidiaries, which are summarized below. For a discussion of the severance pay and other benefits to be provided to our named executive officers in connection with a termination of employment and/or a change in control under arrangements with each of our named executive officers, please see “—Potential Payments Upon Termination or Change In Control” below.

Luke McGee. Mr. McGee was party an employment agreement, dated March 20, 2019, pursuant to which Mr. McGee was entitled to receive an annual base salary of $500,000, and was eligible to receive a target annual incentive bonus equal to 100% of his base salary based on the achievement of annual company and individual performance objectives for such fiscal year, subject to continued employment through the applicable payment date. In connection with his employment agreement, Mr. McGee entered into a restrictive covenant agreement, which includes a 24-month post-termination non-compete and non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite covenant against making any disparaging or defamatory comments regarding the Company or any of its affiliates.

In connection with Mr. McGee’s resignation from all positions with the Company, including as a member of the Company’s board of directors, effective as of June 11, 2021, Mr. McGee and the Company entered into a memorandum of understanding (“MOU”) for settlement, dated June 11, 2021. The MOU includes a mutual release by Mr. McGee and the Company of claims under his employment agreement and includes a reaffirmation of Mr. McGee of the confidentiality and other restrictive covenant obligations set forth in his restrictive covenant agreement.

Jason Clemens. Mr. Clemens is party to an employment agreement, dated May 1, 2020, pursuant to which Mr. Clemens is entitled to receive an annual base salary of $425,000 and is eligible to receive a target annual incentive bonus equal to 75% of his base salary based on the achievement of annual company and individual performance objectives for such fiscal year, subject to continued employment through the applicable payment date. Pursuant to his employment agreement, Mr. Clemens received a one-time start date bonus of $150,000, which was subject to recoupment in the event that he resigned without “good reason” or was terminated for “cause,” in either case within 90 days of his commencement date. In connection with his employment agreement, Mr. Clemens entered into a restrictive covenant agreement, which includes a 12 month post-termination non-compete and non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite covenant against making any disparaging or defamatory comments regarding the Company or any of its affiliates.

Shaw Rietkerk. Mr. Rietkerk is party to an offer letter, effective February 26, 2020, pursuant to which he is entitled to receive an annual base salary of $325,000 and is eligible to receive a target annual incentive bonus equal to 50% of his base salary based on the achievement of annual company and individual performance objectives for such fiscal year, subject to continued employment through the applicable payment date. Mr. Rietkerk is also party to a restrictive covenant agreement, which includes a 12 month post-termination non-compete and non-solicit of the employees, consultants, clients, customers and other business relationships of the Company and its affiliates, and an indefinite covenant against making any disparaging or defamatory comments regarding the Company or any of its affiliates.

2020 Bonuses

Bonuses payable to our named executive officers in respect of service during 2020 were paid in the first calendar quarter of 2021 and were determined based on the achievement of company performance, Adjusted EBITDA less Patient Equipment Capex and compliance thresholds established by our compensation committee.

Long-Term Incentives

Incentive Units. Prior to the Business Combination, AdaptHealth Holdings made grants of incentive units pursuant to the AdaptHealth Holdings LLC Agreement and a form of AdaptHealth Holdings Incentive Unit Grant Notice to certain executive officers, including Messrs. McGee and Rietkerk. The incentive units were intended to qualify as profits interests for federal income tax purposes, and Messrs. McGee and Rietkerk became members of AdaptHealth Holdings, bound by all the terms and conditions set forth in the AdaptHealth Holdings LLC Agreement.

On June 13, 2019, AdaptHealth Holdings granted incentive units to certain executive officers, including Messrs. McGee and Rietkerk, 50% of which provided for vesting in substantially equal installments on each of the first, second, third and fourth anniversaries of the vesting commencement date (the “Time Units”), and 50% of which provided for vesting on the earlier to occur of (x) a “Sale of the Company” (as defined in the AdaptHealth Holdings LLC Agreement) and (y) the fourth anniversary of the vesting commencement date (the “Performance Units”). If (i) a named executive officer’s employment is terminated for an act or omission giving rise to cause that results directly from a breach of his fiduciary duties to, or directly results, or could be reasonably be expected to directly result, in material liability to, AdaptHealth Holdings or any of its affiliates, or (ii) the named executive officer breaches any restrictive covenant to which he is bound, in each case, the named executive officer forfeits their incentive units in their entirety, regardless of whether or not they have vested. If the named executive officer’s employment is terminated for any other reason, then all unvested incentive units will be forfeited and cancelled on and after the effective date of such termination.

In connection with the closing of the transactions contemplated by that certain Merger Agreement, dated as of July 8, 2019, among the Company, DFB Merger Sub LLC, AdaptHealth Holdings and the other parties named therein, as amended on October 15, 2019 (the “Merger Agreement”), all of the incentive units were exchanged for AdaptHealth Units, together with a corresponding number of shares of Class B Common Stock, based on the equity consideration valuation at the Closing, and the consideration received in respect of the Time Units remained subject to the same vesting terms and conditions as applicable to the Time Units immediately prior to the Closing. The applicable performance criteria in respect of the Performance Units was deemed satisfied in connection with the Closing pursuant to the terms of the Merger Agreement and the consideration received in respect of the Performance Units was then made subject to time-based vesting, with 25% of such consideration vesting on each of the first four quarterly anniversaries of the Closing.

For additional information on the consideration received in respect of the incentive units, see “Description of Securities—Authorized and Outstanding Stock—Common Stock” above.

2019 Stock Incentive Plan. On October 14, 2019, our board of directors adopted the 2019 Stock Incentive Plan (the “Plan”), which was subsequently approved on November 7, 2019 by our stockholders and the Plan became effective on the Closing.

November 2019. On November 21, 2019, our compensation committee approved the grants of stock options and restricted stock to certain executive officers, including Messrs. McGee and Rietkerk, pursuant to the Plan and the applicable form of award agreement. The stock options and the shares of restricted stock are eligible to vest 1/3rd on December 31st of each of 2020, 2021 and 2022 subject to the achievement of the applicable performance criteria.

The performance criteria applicable to the stock options was based on the growth of per share Adjusted EBITDA less Patient Equipment CapEx in respect of the 2020 fiscal year against the per share Adjusted EBITDA less Patient Equipment CapEx in respect of the 2019 fiscal year. The performance criteria applicable to the stock options was deemed satisfied based on the actual achievement of growth, such that 1/3rd of the stock options vested on December 31, 2020 and the remainder of the stock options will vest in equal installments on each of December 31, 2021 and December 2022.

The performance criteria applicable to the shares of restricted stock is based on the compound annual growth rate of the price per share of our Common Stock as of the applicable vesting date against a baseline per share price of $10.00. The performance criteria applicable to the shares of restricted stock was deemed satisfied based on the actual compound annual growth rate as of December 31, 2020, such that 1/3rd of the shares of restricted stock vested on December 31, 2020. The remainder of the shares of restricted are eligible to vest in equal installments on each of December 31, 2021 and December 2022 subject to the achievement of the applicable performance criteria. The shares of restricted stock that fail to vest based on the achievement of the performance criteria will be forfeited for no consideration.

In the event that Messrs. McGee or Rietkerk experiences a termination of employment by us without “cause” (other than due to death or disability) or by the applicable named executive officer for “good reason,” in each case, the applicable named executive officer will vest in the stock options on the date of termination and will remain eligible to vest in shares of restricted stock, as applicable, that would have vested had the named executive not undergone a termination until the end of the 24 month period for Mr. McGee, or 12 month period for Mr. Rietkerk, following the date of termination; provided, however, that if such termination occurs within one year of a “change in control,” or the named executive officer experiences a termination as a result of his death or disability, the applicable named executive officer will vest in the stock options on the date of termination and will remain eligible to vest in shares of restricted stock, as applicable, that would have vested had the applicable named executive not undergone a termination until December 31, 2022. Any vesting of stock options or eligibility for continued vesting of restricted stock, in each case, following a termination of employment is subject to the respective named executive officer’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates.

See “—Narrative to Summary Compensation Table—Potential Payments Upon Termination or Change in Control—Severance Benefits” below for the treatment of equity awards held by Mr. McGee in connection with his resignation from all positions with the Company, including as a member of the Company’s board of directors, effective as of June 11, 2021.

March 2020. On March 3, 2020, our compensation committee approved the grant of shares of restricted stock to Mr. Rietkerk pursuant to the Plan and the applicable form of award agreement. The shares of restricted stock are eligible to vest 25% on each of the first four anniversaries of March 1, 2020, subject to Mr. Rietkerk’s continued employment through each applicable vesting date. In the event that Mr. Rietkerk experiences a termination of employment by us without “cause” (other than due to death or disability), all then-unvested shares of restricted stock that would have vested during the period ending on the earlier of (x) the date that is three months following the termination of Mr. Rietkerk’s employment and (y) March 1, 2024 will vest upon such termination of employment. Any vesting of restricted stock following a termination of employment is subject to Mr. Rietkerk’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates.

July 2020. In connection with the commencement of his employment, the compensation committee approved the grant of shares of restricted stock to Mr. Clemens pursuant to the Plan and the applicable form of award agreement. The shares of restricted stock are eligible to vest 1/3rd on each of the first three anniversaries of July 13, 2020, subject to Mr. Clemens’ continued employment through each applicable vesting date.

Health and Welfare Plans

Our named executive officers are eligible to participate in the employee benefit plans, including medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans maintained by the Company or one of our subsidiaries, in each case on the same basis as all of our other employees, except that (i) Messrs. McGee and Clemens were also each entitled to reimbursement of automobile expenses of up to $1,000 per month, and (ii) Mr. McGee could elect to receive an annual reimbursement of $15,000 for participation in a family health insurance plan of their choosing in lieu of participation in a family health insurance plan maintained by the Company.

Retirement Plan

One of our subsidiaries sponsors a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code, for the benefit of our employees, including our named executive officers. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Pre-tax contributions by participants to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and, participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed. We currently make an employer matching contribution of 100% on the first 1% of an employee’s contribution and 50% on the next 2% of an employee’s contribution.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by each of our named executive officers as of December 31, 2020.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Luke McGee	June 13, 2019(1)	—	—	—	—	239,793	9,006,625(6)
	November 21, 2019(2)	—	—	—	—	100,000	3,756,000(7)
	November 21, 2019	416,667	833,333	11.50	November 21, 2029	—	—
Jason Clemens	July 13, 2020(4)	—	—	—	—	59,418	2,231,740(7)

Shaw Rietkerk	June 13, 2019(1)	—	—	—	—	89,922	3,377,470(6)
	November 21, 2019(2)	—	—	—	—	16,667	626,000(7)
	November 21, 2019	69,444	138,889	11.50	November 21, 2029	—	—
	March 3, 2020(5)	—	—	—	—	62,936	2,363,876(7)

(1)	Represents AdaptHealth Units and a corresponding number of shares of Class B Common Stock received in consideration of outstanding incentive units in connection with the Closing, which provided for vesting of 1/3rd on each of May 20, 2021, May 20, 2022 and May 20, 2023. These AdaptHealth Units and corresponding shares of Class B Common Stock were converted into an equal number of shares of Class A Common Stock, and vesting was accelerated, on January 1, 2021. For additional information, see “—Narrative to Summary Compensation Table—Long-Term Incentives—Incentive Units” above.

(2)	Represents grants of restricted stock eligible to vest 50% on December 31, 2021 and December 31, 2022, subject to the achievement of performance criteria. For additional information, see “—Narrative to Summary Compensation Table—Long-Term Incentives—2019 Stock Incentive Plan” above.
(3)	Represents grants of stock options eligible to vest 50% on December 31, 2021 and December 31, 2022. For additional information, see “—Narrative to Summary Compensation Table—Long-Term Incentives—2019 Stock Incentive Plan” above.
(4)	Represents a grant of restricted stock eligible to vest 1/3rd on each of the first, second and third anniversaries of July 13, 2020. For additional information, see “—Narrative to Summary Compensation Table—Long-Term Incentives—2019 Stock Incentive Plan” above.
(5)	Represents a grant of restricted stock eligible to vest 25% on each of the first, second, third and fourth anniversaries of March 1, 2020. For additional information, see “—Narrative to Summary Compensation Table—Long-Term Incentives—2019 Stock Incentive Plan” above.
(6)	As of December 31, 2020, the fair market value of an AdaptHealth Unit and a corresponding share of Class B Common Stock was approximately $37.56, which was the closing price of a share of our Class A Common Stock on December 31, 2020.
(7)	As of December 31, 2020, the fair market value of a share of our Class A Common Stock was $37.56.

Potential Payments Upon Termination or Change in Control

The following summaries describe the potential payments and benefits that we would provide to its named executive officers in connection with a termination of employment and/or a change in control, in each case, as of December 31, 2020.

Severance Benefits

Other than as set forth below, we did not offer or have in place for our named executive officers any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control (other than our contributory defined contribution plan) as of December 31, 2020.

Luke McGee and Jason Clemens. Pursuant to their employment agreement, in the event that either of Messrs. McGee’s or Clemens’ employment is terminated by us without “cause,” or by Messrs. McGee or Clemens for “good reason,” as applicable, subject to their execution and non-revocation of a general release of claims in favor of the Company and its affiliates, (i) Mr. McGee is entitled to (x) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (y) continued payment of base salary for a period of 24 months following such date of termination, and (z) an amount equal to two times his then-current target annual bonus, payable in substantially equal installments during the 24-month period following such date of termination in accordance with regular payroll practices; and (ii) Mr. Clemens is entitled to continued payment of his base salary and continued participation in company benefit plans for a period of 12 months following such termination and a pro-rated target annual bonus for the year of such termination, payable at the same time as the yearly bonuses for such year are other paid to the Company’s senior management.

Mr. McGee was placed on leave on April 13, 2021 and, effective as of June 11, 2021, Mr. McGee resigned from all positions with the Company, including as a member of the Company’s board of directors. Pursuant to the MOU, Mr. McGee is entitled to receive: (i) his unpaid base salary from April 13, 2021 (the beginning of his unpaid leave) through June 11, 2021 and (ii) pro rata vesting through June 11, 2021 of Mr. McGee’s unvested equity awards that were scheduled to vest as of December 31, 2021.

Shaw Rietkerk. Pursuant to his offer letter, in the event that Mr. Rietkerk’s employment is terminated by us without “cause,” Mr. Rietkerk is entitled to continued payment of his base salary for a period of six months following such termination.

Long-Term Incentives. See “—Narrative to Summary Compensation Table—Long-Term Incentives—2019 Stock Incentive Plan” above for the treatment of equity awards held by our named executive officers in connection with a termination of employment and/or a change in control.

Director Compensation

The following table sets forth the material terms of the compensation received by each of our non-employee directors for the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Richard Barasch	50,000	201,733	251,733
Alan Quasha	50,000	126,077	176,077
Terence Connors	100,000	100,866	200,866
Susan Weaver, M.D.	75,000	100,866	175,866
Dale Wolf	50,000	100,866	150,866
David S. Williams III	25,000	100,866	125,866
Bradley Coppens	25,000	100,866	125,866

(1)

For the year ended December 31, 2020, each of our non-employee directors received cash payments totaling $50,000, representing their annual retainer fees for their service during 2020. The amounts reported for each of Dr. Weaver and Mr. Connors include additional cash payments totaling $25,000 and $50,000, respectively, representing their annual retainer fees for their service as chairs of our compliance committee and audit committee, respectively. The amounts reported for Messrs. Williams and Coppens represent the pro-rated amount of their annual retainer fees for their service following their appointment to our Board of Directors during the year ended December 31, 2020.

(2)

Represents the aggregate grant-date fair value for accounting purposes, in accordance with FASB ASC 718, of (i) 4,509 shares of restricted stock to each of our non-employee directors, and (ii) with respect to Messrs. Barasch and Quasha, an additional 4,508 and 1,127, respectively, shares of restricted stock for their service as our Chairman and the chair of our compensation committee, respectively, granted pursuant to the Plan and approved by our compensation committee on September 9, 2020 and will vest 100% on the occurrence of our 2021 annual meeting of stockholders.

Narrative to Director Compensation

In general, during each fiscal year, our non-employee directors are eligible to receive (i) an annual cash retainer of $50,000 and (ii) a grant of shares of restricted stock in the amount of $100,000, determined based on the volume-weighted average price of a share of Common Stock as reported by NASDAQ for the 20 days immediately prior to the annual meeting of stockholders of the Company. Our Chairman and the chairs of certain of our board committees are eligible to receive an additional annual retainer (in cash or as a grant of restricted shares (determined based on the volume-weighted average price of a share of Common Stock as reported by NASDAQ for the 20 days immediately prior to the annual meeting of stockholders of the Company), at the non-employee director’s election) in the following amounts:

●$100,000 for our Chairman;
●$50,000 for the chair of our audit committee; and

●$25,000 for the chairs of each of our compensation committee and compliance committee.

Our Chairman also serves as the chair of our nominating and governance committee, for which he does not receive any additional retainer fees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction with Deerfield

We entered into the Subscription Agreement with Deerfield and RAB Ventures (DFB) LLC, an entity that was controlled by Mr. Barasch and was one of the two members of Deerfield/RAB Ventures LLC.

BlueMountain Investment

On February 27, 2019, AdaptHealth Holdings entered into a Note and Unit Purchase Agreement with the BM Blocker, pursuant to which, on March 26, 2019, among other things, in exchange for $120.0 million in cash, AdaptHealth Holdings issued (i) an aggregate of 17,302.79 AdaptHealth Units and 19,747.43 BM Capped Common Units (as defined in the AdaptHealth Holdings LLC Agreement) to the BM Blocker and to BlueMountain Summit Opportunities Fund II (US) L.P., whereby such entities became members in AdaptHealth Holdings, and (ii) the BM Notes, in an aggregate initial principal amount of $100.0 million to the BlueMountain Entities. Interest accrues under the BM Notes (a) for the first seven years of the term of the BM Notes, at a rate of 12.0% per annum, with interest at a rate of 6.0% per annum payable in cash and interest at a rate of 6.0% per annum as PIK interest and (b) for the final three years of the term, at a rate equal to the greater of (i) 15.0% per annum or (ii) the 12-month LIBOR rate plus 12.0% per annum. Pursuant to a letter agreement entered into on July 8, 2019 between AdaptHealth Holdings, the BM Blocker and the BlueMountain Entities, at the Closing, (i) the BM Capped Common Units were canceled, (ii) an additional $43.5 million aggregate principal amount of promissory notes was issued to the BlueMountain Entities and (iii) the BM Notes were amended and restated such that, among other things: (A) the maturity date of the BM Notes were extended to the tenth anniversary of the Closing and (B) certain covenants contained in the AdaptHealth Holdings LLC Agreement restricting AdaptHealth Holdings’ ability to engage in certain corporate actions were added to the BM Notes. Pursuant to the Put/Call Option and Consent Agreement, dated May 25, 2020 by and among the Company, AdaptHealth Holdings and the BlueMountain Entities, the Company has agreed with the BlueMountain Entities to pay in cash the PIK interest on the BM Notes.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions.

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our officers or directors;
●	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;
●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law of a director, an officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than 5% of our voting stock; and
●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of June 1, 2021:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
●	each of our named executive officers and directors; and
●	all of our current officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Common Stock as of June 1, 2021 is based on (x) 129,362,344 shares of Class A Common Stock issued and outstanding in the aggregate as of June 1, 2021 assuming the issuance of AdaptHealth Holdings restricted shares of Class A Common Stock pursuant to approved grants and (y) no shares of Class B Common Stock issued and outstanding.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them.

Beneficial Ownership Table

	Class A Common Stock
Name and Address of Beneficial Owner(1)	# of Shares	% of Total
Directors and Officers
Richard Barasch(2)	857,234	*
Dr. Susan Weaver	28,064	*
Alan Quasha(3)	12,886	*
Terence Connors	9,509	*
Dale Wolf(4)	27,009	*
Bradley Coppens(5)	4,509	*
David Williams III(6)	4,509	*
Stephen Griggs(7)	4,840,355	3.7%
Theodore Lundberg(8)	9,457,343	7.3%
Luke McGee(9)(10)	4,420,097	3.4%
Joshua Parnes	625,195	*
Jason Clemens	80,209	*
Shaw Rietkerk	319,497	*
Christopher Joyce(11)	454,864	*
Stockholders beneficially owning 5% or more of our Common Stock
Everest Trust(12)	15,644,839	12.1%
OEP AHCO Investment Holdings, LLC(13)	13,818,180	10.7%
Peloton Equity GP, LLC (14)	9,457,343	7.3%
Matthew Ebbel (15)	8,089,733	6.3%
Deerfield Management Company, L.P.(16)	7,353,792	5.7%
Still Water Nevada Trust(17)	7,121,367	5.5%
All directors and executive officers as a group (17 individuals)	22,373,484	17.3%

*	Represents beneficial ownership of less than 1% of our Common Stock.
(1)	Unless otherwise noted, the business address of each of the listed entities or individuals is c/o AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.
(2)	The business address of Mr. Barasch is 780 Third Avenue, New York, NY 10017. Includes shares of Class A Common Stock underlying 527,314 warrants that are currently exercisable.
(3)	The business address of Mr. Quasha is c/o Quadrant Management, Inc., 320 Park Avenue, New York, NY 10022. Based on the Schedule 13D filed with the SEC on January 9, 2020, Mr. Quasha may be deemed to beneficially own 936,189 shares of Class A Common Stock owned by Quadrant Management, Inc.
(4)	The business address of Mr. Wolf is c/o Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, CA 90802.
(5)	The business address of Mr. Coppens is c/o One Equity Partners, 510 Madison Avenue, 19th Floor, New York, New NY 10022.
(6)	The business address of Mr. Williams is 6272 Condon Ave., Los Angeles CA 90056.
(7)	Includes 1,341,770 shares of Class A Common Stock subject to outstanding options.
(8)	The business address of Mr. Lundberg is 10 Glenville Street, Greenwich, CT 06831. Includes shares beneficially owned by Peloton Equity GP, LLC.
(9)	Includes shares and warrants held directly by Fresh Pond Investment LLC (“Fresh Pond”), 2321 Capital LLC (“2321 Capital”) and LBM DME Holdings LLC (“LBM”), entities controlled by Mr. McGee. Fresh Pond holds 1,793,883 shares of Class A Common Stock. 2321 Capital holds 716,594 shares of Class A Common Stock. LBM holds 1,196,703 shares of Class A Common Stock.
(10)	Mr. McGee resigned from all positions with the Company, including as a member of the Company’s board of directors, effective as of June 11, 2021.
(11)	Includes shares and warrants held directly by Mayaid2001 LLC, an entity controlled by Mr. Joyce. Includes shares of Class A Common Stock underlying 12,903 warrants that are currently exercisable.
(12)	Based upon information reported on the Schedule 13D filed with the SEC on January 9, 2020 and other information provided to the Company. Includes shares and warrants held directly by Clifton Bay Offshore Investments L.P. (“Clifton Bay Investments”) and Quadrant Management, Inc. (“QMI”). Clifton Bay Investments holds 15,082,011 shares of Class A Common Stock (including shares of Class A Common Stock underlying 665,628 warrants that are currently exercisable). QMI holds 186,189 shares of Class A Common Stock (including 41,473 shares of Class A Common Stock underlying warrants that are currently exercisable). The general partner of Clifton Bay Investments is Clifton Bay Management Ltd. (“Clifton Bay Management”), which is indirectly owned by the Trustee of the Everest Trust (“Everest”), a trust settled by Mr. Wayne Quasha. Q Management Services (PTC) Ltd., as Trustee of Everest Trust, owns all of the shares of Everest Hill Group Inc., which indirectly controls Clifton Bay Management. Vicali Services (BVI) Inc., a British Virgin Islands company (“Vicali”), is the sole director of Everest Hill Group Inc. and Q Management, and Susan V. Demers, a United States citizen, and Andrea J. Douglas, a citizen of New Zealand, are the directors of Vicali and each of them has voting power over Vicali and thus power over investment and voting determinations made by Clifton Bay Management. QMI is owned by Everest Hill Group Inc. Mr. Wayne Quasha ultimately beneficially owns all of the shares of Everest Hill Group Inc., and as such, is in a position, indirectly, to determine the investment and voting decisions made by Everest Hill Group Inc. and Clifton Bay Management. The business address of Clifton Bay Investments and Clifton Bay Management is Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110. The business address of Mr. Wayne Quasha is c/o PFD Corporate Services (BVI) Limited, Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110. The business address of Everest Hill Group Inc. is Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110.

(13)	Based upon information reported on the Schedule 13D/A filed with the SEC on August 31, 2020. The business address of OEP AHCO Investment Holdings, LLC is c/o One Equity Partners, 510 Madison Avenue, 19th Floor, New York NY 10022.
(14)	Based upon information reported on the Schedule 13D filed with the SEC on March 15, 2021. Includes 6,680,833 shares of Class A Common Stock held directly by Peloton Equity AeroCare SPV I, L.P., 634,347 shares of Class A Common Stock held directly by Peloton Equity AeroCare SPV II, L.P. and 2,142,163 shares of Class A Common Stock held directly by Peloton Equity I, L.P. (collectively, with Peloton Equity AeroCare SPV I, L.P. and Peloton Equity AeroCare SPV II, L.P., the “Peloton Funds”). Theodore Lundberg and Carlos Ferrer, as the managing members of Peloton Equity GP, LLC, may be deemed to beneficially own the shares held directly by Peloton Funds.
(15)	Based upon information reported on the Schedule 13D filed with the SEC on March 15, 2021. Includes 5,662,814 shares of Class A Common Stock held directly by SkyKnight Aero Holdings, LLC (“SkyKnight Aero Holdings”), and 2,426,919 shares of Class A Common Stock held directly by SkyKnight Capital Fund II, L.P. (“SkyKnight Fund II”). SkyKnight Capital, L.P. (“SkyKnight Capital”), as manager of SkyKnight Aero Holdings, and SkyKnight Capital Management, LLC (“SkyKnight Capital Management”), as the general partner of SkyKnight Capital, may be deemed to beneficially own the shares held directly by SkyKnight Aero Holdings. SkyKnight Capital II GP, LLC (“SkyKnight II GP”), as the general partner of SkyKnight Fund II, may be deemed to beneficially own the shares held directly by SkyKnight Fund II. Mr. Ebbel, as the managing member of each of SkyKnight Capital Management and SkyKnight II GP, may be deemed to beneficially own the shares held directly by SkyKnight Aero Holdings and SkyKnight Fund II.
(16)	Based upon information reported on the Schedule 13G filed with the SEC on May 21, 2021. Comprised of 7,353,792 shares of Class A Common Stock held by Deerfield Private Design Fund IV, L.P. and Deerfield Partners, L.P., of which Deerfield Management Company, L.P. is the investment manager. James E. Flynn reported shared beneficial ownership over the shares beneficially owned by Deerfield Management Company, L.P. The address of Deerfield Management Company, L.P. is 45 Park Avenue South, 12th Floor, New York, NY 10010.
(17)	Includes shares and warrants held directly by Blue River NJ LLC (“Blue River”) and Quad Cap LLC (“Quad Cap”). Blue River holds 5,920,367 shares of Class A Common Stock (including 274,768 shares of Class A Common Stock underlying warrants that are currently exercisable). Quad Cap holds 985,810 shares of Class A Common Stock (including 129,221 shares of Class A Common Stock underlying warrants that are currently exercisable). The trustee of the trust is Peak Trust Company — NV, with a principal business address of 1840 East Warm Springs Road, Suite 105, Las Vegas, NV 89119.

SOLICITATION OF PROXIES

We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, we may, through our directors and officers, solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of such reports filed with the SEC, and written representations from directors and executive officers that all Section 16(a) reports required to be filed for such persons had been filed, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding shares of Class A Common Stock failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during the fiscal year ended December 31, 2020, except for one Form 4 report relating to four transactions for our former Co-Chief Executive Officer, Luke McGee, that was inadvertently filed one day late.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of the Notice, this proxy statement or our Annual Report on Form 10-K (as amended) to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of proxy materials at the same address this year or in future years, the stockholders should follow the instructions described below. We will promptly deliver such additional sets of proxy materials to stockholders who so request. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of proxy materials, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at (i) (610) 630 6357 or (ii) at AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462, Attention: Secretary, to inform us of his or her request; or
●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a 8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for our annual meeting of stockholders to be held in 2022, we must receive the proposal at our principal executive offices at AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462, Attention: Secretary, not later than April 28, 2022. In addition, a director nomination or a stockholder proposal of other business for consideration at our 2022 annual meeting that is not intended for inclusion in our proxy statement under Rule 14a 8 may be brought before our 2022 annual meeting so long as we receive information and notice of the nomination or proposal in compliance with the requirements set forth in our bylaws at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the 2022 annual meeting is more than 30 days before or more than 70 days after such anniversary date, such nomination proposal must be received at our principal executive offices not earlier than the close of business on the 120th day before the 2022 annual meeting and not later than (x) the close of business on the 90th day before the 2022 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2022 annual meeting is first made by the Company.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties wishing to communicate with the board of directors or with an individual board member concerning the Company may do so by writing to the board or to the particular board member and mailing the correspondence to our principal executive offices to the attention of our Secretary. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communication will be forwarded to the director or directors to whom the communications are addressed.

AVAILABLE INFORMATION

We will provide to any stockholder entitled to vote at our Annual Meeting, at no charge, a copy of our Annual Report on Form 10-K/A for the year ended December 31, 2020 filed with the SEC on April 30, 2021, including the financial statements and the financial statement schedules contained in the Form 10-K/A. Our Annual Report on Form 10-K (as amended) and our other filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://www.adapthealth.com/investor-relations. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on our website does not constitute part of this proxy statement. You may request a copy of the Annual Report on Form 10-K (as amended) or additional copies of this proxy statement at no cost in writing or by telephone at the following address and phone number:

AdaptHealth LLC

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA 19462

Attention: Secretary Telephone: (610) 630 6357

ANNEX A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ADAPTHEALTH CORP.

[●], 2021

AdaptHealth Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “AdaptHealth Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 22, 2017 (the “Original Certificate”).

2. The Original Certificate was amended and restated on February 15, 2018 (the “First Amended and Restated Certificate of Incorporation”).

3. The First Amended and Restated Certificate of Incorporation was amended and restated on November 8, 2019 and corrected on March 5, 2020 and April 29, 2021 (the “Second Amended and Restated Certificate of Incorporation”).

4. This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate of Incorporation”), which both restates and amends the provisions of the Second Amended and Restated Certificate of Incorporation, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

5. This Third Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

6. The text of the Second Amended and Restated Certificate of Incorporation is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is AdaptHealth Corp. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 305,000,000 shares, consisting of (a) 300,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class will be required therefor.

Section 4.2 Existing Common Stock. Upon this Third Amended and Restated Certificate becoming effective pursuant to the DGCL, each share of the Corporation’s Class A common stock, par value $0.0001 per share, issued and outstanding or held in treasury, shall automatically and without any action on the part of the holder thereof be renamed as and become one share of Common Stock.

Section 4.3 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.4 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote. The holders of Common Stock shall vote together as a single class on all matters on which the holders of the shares of Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation Dissolution or Winding Up of the Corporation. Subject to applicable law, and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, retirement, disqualification or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the

Board already in office to the aforesaid classes at the time this Third Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to Section 122(17) of the DGCL. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Stock or Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation, such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director is permitted to refer that opportunity to the Corporation without violating any legal or contractual obligation. Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE X

AMENDMENT OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate or the Bylaws, (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of this Third Amended and Restated Certificate, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This Article XI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

Section 11.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XII

SEVERABILITY

If any provision or provisions (or any part thereof) of this Third Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Third Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

IN WITNESS WHEREOF, AdaptHealth Corp. has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

ADAPTHEALTH CORP.

By:

	Name:	Jason Clemens
	Title:	Chief Financial Officer

ANNEX B

ADAPTHEALTH CORP.

AMENDED AND RESTATED 2019 STOCK INCENTIVE PLAN

(Effective as of [●], 2021)

1.Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.

The Plan, in its original form, was approved by the Board on the Effective Date and by the Company’s stockholders on November 7, 2019. The Plan, as hereby amended and restated, was approved by the Board on June 21, 2021 and by the Company’s stockholders on [•], 2021.

2.Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b)“Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or other Stock-based award granted under the Plan.

(c)“Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

(d)“Board” means the Board of Directors of the Company.

(e)“Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties.  If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause.  In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f)“Change in Control” means:

(1)a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(2)the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(3)the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(4)the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(h)“Committee” means the Board, the Compensation Committee of the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(i)“Company” means AdaptHealth Corp., a Delaware corporation.

(j)“Corporate Event” has the meaning set forth in Section 10(b) hereof.

(k)“Data” has the meaning set forth in Section 20(f) hereof.

(l)“Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code.  In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(m)“Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

(n)“Effective Date” means October 14, 2019, which is the date on which the Plan was approved by the Board.

(o)“Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, stockholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(o) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(o) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code.  An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(q)“Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Sections 5(b) or 8(b) hereof, as applicable.

(r)“Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination.  If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(s)“GAAP” means the U.S. Generally Accepted Accounting Principles, as in effect from time to time.

(t)“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(u)“Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.

(v)“Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(w)“Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

(x)“Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(y)“Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(z)“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(aa)“Plan” means this Amended and Restated AdaptHealth Corp. 2019 Stock Incentive Plan, as amended from time to time.

(bb)“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(cc)“Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(dd)“Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(ee)“Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(ff)“Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(gg)“RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.

(hh)“SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

(ii)“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(jj)“Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(kk)“Stock” means [Class A]4 Common Stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 10 hereof.

(ll)“Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period.  Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 10(b) hereof, Stock Appreciation Rights shall be settled in Stock.

(mm)“Substitute Award” has the meaning set forth in Section 4(a) hereof.

(nn)“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder.  Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.  Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code.  Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code.  On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

4   The amendment and restatement of the 2019 Plan will also reflect any changes to the designation of our common stock if our stockholders approve the amendment and restatement of our Second Amended and Restated Certificate of Incorporation under Proposal No. 3.

3.Administration.

(a)Authority of the Committee.  Except as otherwise provided below, the Plan shall be administered by the Committee.  The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number and type of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants.  Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 10(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines).  For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b)Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”).  Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan.  The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c)Delegation.  To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate.  The Committee may appoint agents to assist it in administering the Plan.  Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with Section 3(b) above.

(d)Sections 409A and 457A.  The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.  While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

4.Shares Available Under the Plan; Other Limitations.

(a)Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal 10,000,000.  Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.  Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(b)Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.  Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant.  Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall not be deemed to constitute shares delivered to the Participant and shall be deemed to again be available for delivery under the Plan.

(c)Incentive Stock Options.  No more than 10,000,000 shares of Stock (subject to adjustment as provided in Section 10 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d)Shares Available Under Acquired Plans.  To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

5.Options.

(a)General.  Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan.  Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(o) hereof) of the Company.  The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.  No dividends or dividend equivalents shall be paid on Options.

(b)Term.  The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c)Exercise Price.  The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option.  Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d)Payment for Stock.  Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods:  (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2)  by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise).  Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)Vesting.  Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason.  Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.  To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.  If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

(f)Termination of Employment or Service.  Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1)In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2)In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination.

(3)In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g)Special Provisions Applicable to Incentive Stock Options.

(1)No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2)To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3)Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.Restricted Stock.

(a)General.  Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical.  Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.  Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate.  Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b)Vesting and Restrictions on Transfer.  Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason.  Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.  To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.  In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c)Termination of Employment or Service.  Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted

Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.Restricted Stock Units.

(a)General.  Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)Vesting.  Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason.  Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.  To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.

(c)Settlement.  Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement.  Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.

(d)Termination of Employment or Service.  Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8.Stock Appreciation Rights.

(a)General.  Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.  No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

(b)Term.  The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c)Base Price.  The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant.  Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d)Vesting.  Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the

Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason.  Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.  To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.  If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e)Payment upon Exercise.  Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date.  For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date.  In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f)Termination of Employment or Service.  Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1)In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2)In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination.  In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.

(3)In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

9.Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan.  The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.  The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

10.Adjustment for Recapitalization, Merger, etc.

(a)Capitalization Adjustments.  The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4(a) hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b)Corporate Events.  Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1)The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in Section 10(a) above;

(2)The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event;

(3)The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

(4)The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

(5)The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price).  In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this Section 10(b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.  The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.  The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c)Fractional Shares.  Any adjustment provided under this Section 10 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award.  No cash settlements shall be made with respect to fractional shares so eliminated.

(d)Double-Trigger Vesting.  Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control.  Unless otherwise provided for in an Award Agreement or Participant Agreement, any Award held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination.  For purposes of this Section 10(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.

11.Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

12.Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

13.Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

14.Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

15.Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable.

17.Amendment of the Plan or Awards.

(a)Amendment of Plan.  The Board or the Committee may amend the Plan at any time and from time to time.

(b)Amendment of Awards.  The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c)Stockholder Approval; No Material Impairment.  Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed.  Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 10 hereof, shall constitute an amendment to the Plan or an Award for such purpose).  Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d)No Repricing of Awards Without Stockholder Approval.  Notwithstanding Sections 17(a) or 17(b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 10(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 10(b) hereof.

18.Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the stockholders of the Company originally approved the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

19.Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to stockholder approval.

20.Miscellaneous.

(a)Certificates.  Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine.  If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock.  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b)Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(c)Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(d)Clawback/Recoupment Policy.  Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time.  No such policy adoption or amendment shall in any event require the prior consent of any Participant.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates.  In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(e)Non-Exempt Employees.  If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date).  Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.  To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 20(e)will apply to all Awards.

(f)Data Privacy.  As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 20(e) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan.  In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”).  In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan.  Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections.  By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock.  The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan.  A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative.  The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein.  For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g)Participants Outside of the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States.  An Award may be modified under this Section 20(g) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.  Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(h)Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.  In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(i)No Liability of Committee Members.  Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j)Payments Following Accidents or Illness.  If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)Governing Law.  The Plan shall be governed by and construed in accordance with the laws of State of Delaware without reference to the principles of conflicts of laws thereof.

(l)Electronic Delivery.  Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(m)Arbitration.  All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement shall be submitted to and resolved exclusively by binding arbitration conducted in New York City, New York (or such other location as the parties thereto may agree) in accordance with the applicable rules of the American Arbitration Association then in effect, and the arbitration shall be heard and determined by a panel of three arbitrators in accordance with such rules (except that in the event of any inconsistency between such rules and this Section 20(m), the provisions of this Section 20(m) shall control).  The arbitration panel may not modify the arbitration rules specified above without the prior written approval of all parties to the arbitration.  Within ten business days after the receipt of a written demand, each party shall designate one arbitrator, each of whom shall have experience involving complex business or legal matters, but shall not have any prior, existing or potential material business relationship with any party to the arbitration.  The two arbitrators so designated shall select a third arbitrator, who shall preside over the arbitration, shall be similarly qualified as the two arbitrators and shall have no prior, existing or potential material business relationship with any party to the arbitration; provided that if the two arbitrators are unable to agree upon the selection of such third arbitrator, such third arbitrator shall be designated in accordance with the arbitration rules referred to above.  The arbitrators will decide the dispute by majority decision, and the decision shall be rendered in writing and shall bear the signatures of the arbitrators and the party or parties who shall be charged therewith, or the allocation of the expenses among the parties in the discretion of the panel.  The arbitration decision shall be rendered as soon as possible, but in any event not later than 120 days after the constitution of the arbitration panel.  The arbitration decision shall be final and binding upon all parties to the arbitration.  The parties hereto agree that judgment upon any award rendered by the arbitration panel may be entered in the United States District Court for the Southern District of New York or any New York State court sitting in New York City.  To the maximum extent permitted by law, the parties hereby irrevocably waive any right of appeal from any judgment rendered upon any such arbitration award in any such court.  Notwithstanding the foregoing, any party may seek injunctive relief in any such court.

(n)Statute of Limitations.  A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim.  This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

(o)Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(p)Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(q)Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

***

ADOPTED BY THE BOARD OF DIRECTORS: OCTOBER 14, 2019

APPROVED BY THE STOCKHOLDERS: NOVEMBER 7, 2019

TERMINATION DATE: NOVEMBER 6, 2029

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF ADAPTHEALTH CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Stephen Griggs and Christopher Joyce (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the 2021 annual meeting (the “annual meeting”) of stockholders of AdaptHealth Corp. (the “Company”) to be held virtually at 10:30 a.m. Eastern time on July 27, 2021, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

The proxy statement is available at http://www.adapthealth.com/investor-relations. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

ADAPTHEALTH CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.		Please mark vote as indicated in this ☒ example

Election of Directors – To elect four directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the 2024 annual meeting of stockholders and until his successor is duly elected and qualified. The following persons have been nominated as Class II directors:

	FOR ALL NOMINEES ◻	WITHHOLD AUTHORITY FOR ALL NOMINEES ◻	FOR ALL EXCEPT (See instructions below) ◻

Nominees:

01Terence Connors

02 Joshua Parnes

03 Ted Lundberg

04 David Williams III

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.

_________________________________________

Ratification of Appointment of KPMG LLP – To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	FOR ◻	AGAINST ◻	ABSTAIN ◻
Amendment and Restatement of Second Amended and Restated Certificate of Incorporation – To approve the amendment and restatement of our Second Amended and Restated Certificate of Incorporation.	FOR ◻	AGAINST ◻	ABSTAIN ◻
Amendment and Restatement of 2019 Stock Incentive Plan – To approve the amendment and restatement of the 2019 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: [●], 2021

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. A vote to abstain with respect to Proposal 2, Proposal 3, or Proposal 4 will have the same effect as a vote AGAINST such Proposal. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR the election of each of the Class II director nominees and FOR Proposals 2, 3 and 4. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.